UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2006 (August 16, 2006)
WORTHINGTON INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 438-3210

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 16, 2006, Worthington Industries, Inc. issued a news release announcing that, on that date, it had acquired Precision Specialty Metals, Inc. (“PSM”), a processor of stainless steel located in Los Angeles, California, for $33.7 million in cash. The purchase price is subject to change pursuant to a working capital adjustment and an earnout that could be paid based on certain financial targets being met through August 31, 2009. PSM will be included in the Steel Processing reportable segment of Worthington Industries, Inc. and its subsidiaries. The August 16, 2006 news release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) through (c): Not Applicable.
     (d) Exhibits:
     The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Worthington Industries, Inc. on August 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: August 17, 2006	By:	/s/ Dale T. Brinkman Dale T. Brinkman, Vice President — Administration, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	News Release issued by Worthington Industries, Inc. on August 16, 2006